Exhibit 99.906CERT

CERTIFICATION

Ian Martin, President and Principal Executive Officer, and Zachary P. Richmond, Treasurer and Principal Financial Officer of Evanston Multi-Alpha Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Principal Executive Officer	Treasurer and Principal Financial Officer
Evanston Multi-Alpha Fund	Evanston Multi-Alpha Fund

/s/ Ian Martin	/s/ Zachary P. Richmond
Ian Martin	Zachary P. Richmond

Date:	6/02/2026	Date:	6/02/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.